UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       March 28, 2008

Precision Aerospace Components, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Arthur Kill Road Staten Island, NY	10309-1202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (718) 356-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01

Other Events – Full Payment and Release of Convertible Debt

On March 28, 2008, Precision Aerospace Components, Inc. (the “Company”), paid off in full the One Million Dollar convertible note, in favor of Barron Partners LP, due July 20, 2011.  Funding for the payment was from the line of credit recently entered into by Company’s wholly owned subsidiary, Freundlich Supply Company, Inc. (“Freundlich”).  The Company has guaranteed the performance of Freundlich in connection with the line of credit.  As a result of this payment and release, the contingent obligation of the Company to issue 5,747,126 shares of its stock, as would be existing after a 150:1 reverse split, has been eliminated.  Additionally, at present interest rates the Company will save over seventy thousand dollars in each twelve month period the paid note would have been outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc.

Date:   March 31, 2008

By: /s/ Andrew S. Prince

      Andrew S. Prince

      Chief Executive Officer

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